EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact Charles A. Durant, Vice President of ITI Technologies, Inc. at 612-777-2690.

ITI TECHNOLOGIES ACQUIRES REGENCY

NORTH ST. PAUL, MINNESOTA - MAY 27, 1997

ITI TECHNOLOGIES, INC. (ITII, NASDAQ) today announced that its subsidiary, Interactive Technologies, Inc. (ITI), has acquired the Regency product line and dealer program from the Silent Knight Division of Willknight, Inc. of Maple Grove, Minnesota. The terms of the transaction were not disclosed.

"Today's announcement will expand our position as a leading provider of security products and marketing programs to the electronic alarm industry," said Thomas
L. Auth, Chairman, President and CEO of ITI Technologies. "Coupled with our recent acquisition of CADDX Controls, Inc., this transaction is a further indication of our determination to expand our offerings in the overall electronic security industry, in addition to maintaining our market leader position in the wireless security alarm segment."

ITI Technologies, Inc. is the parent of both ITI, the leading designer and manufacturer of wireless electronic security systems, and CADDX Controls, Inc., the Gladewater, Texas based manufacturer of advanced hardwired security systems. The Regency product line allows ITI to offer an established product line that integrates intrusion protection, fire protection and access control. The Regency dealer program consists of over 100 Regency dealers throughout North America.

"With the resources of ITI behind the products and program, the acquisition should provide a growth opportunity for both current and future Regency dealers," added Auth. "ITI will work to update and upgrade the Regency product line and increase support of the Regency dealer program."

The Regency program will be operated by ITI under the "Regency Systems" trade name. Following a short transition period, the Regency product line will be manufactured at ITI's North St. Paul, Minnesota facility.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, RISKS ASSOCIATED WITH ACQUISITIONS, SUCH AS DIFFICULTIES IN ASSIMILATING OPERATIONS, SYSTEMS AND PRODUCTS OF THE ACQUIRED COMPANY; THE DIVERSION OF MANAGEMENT'S ATTENTION FROM OTHER BUSINESS CONCERNS; AND THE RISKS OF ENTERING NEW MARKETS.